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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

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                         FORM 8-A


   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) or 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934


                North Arkansas Bancshares, Inc.
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    (Exact Name of registrant as specified in its charter)


        Tennessee                              Requested
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(State of Incorporation or Organization)    (I.R.S. employer
                                            identification no.)

200 Olivia Drive, Newport, Arkansas                  72112
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(Address of Principal Executive Offices)           (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.  [  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
please check the following box.     [  ]


Securities to be registered pursuant to Section 12(b) of the
Act:
                               None
                               ----

Securities to be registered pursuant to Section 12(g) of the
Act:
             Common Stock, par value $.01 per share
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                         (Title of Class)

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Item 1.  Description of Registrant's Securities to be
Registered.

     The information required by this Item is included under the captions "Description of Capital Stock" (pages 79-80), "Dividends" (pages 8-9), "Market for the Common Stock" (page
9), "Restrictions on Acquisition of the Company -- Provisions of the Company's Charter and Bylaws" (pages 74-75), "The Conversion -- Limitations on Purchases and Transfer of Shares"
(pages 21-22), of the Prospectus included as part of the Registrant's Registration Statement on Form SB-2, File No. 333-35985, declared effective on November 10, 1997 (the "Form SB-2"), which information is incorporated herein by reference.

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

          1.   Specimen Common Stock Certificate.

          2.   (a)  Charter (incorporated by reference to
                    Exhibit 3.1 to Registration
                    Statement on the Form SB-2
                    (File No. 333-35985)).

               (b)  Bylaws (incorporated by reference to
                    Exhibit 3.2 to the Registration Statement on Form SB-2 (File No. 333-35985)).



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                            SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              North Arkansas Bancshares, Inc.
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                              (Registrant)



Date:   December 11, 1997  By: /s/ Brad Snider
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                               Brad Snider
                               President and Chief Executive
                               Officer